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                                                                    Exhibit 5



                 Opinion of Vorys, Sater, Seymour and Pease LLP





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                                                                    Exhibit 5


                [VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]


                                 April 23, 2001



Board of Directors
Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, OH  43058-3500

                  Re: Registration Statement on Form S-8 under the Securities Act of 1933
                       -------------------------------------------------------

Members of the Board:

                  We are familiar with the proceedings taken and proposed to be taken by Park National Corporation, an Ohio corporation (the "Company"), relating to (a) the assumption by the Company of the obligations of Security Banc Corporation, an Ohio corporation ("Security"), in respect of options granted under the Security Banc Corporation 1987 Stock Option Plan, the Security Banc Corporation 1995 Stock Option Plan, and the Security Banc Corporation 1998 Stock Option Plan (collectively, the "Plans") as a result of the consummation of the merger transaction (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of November 20, 2000 (the "Merger Agreement"), between the Company and Security and (b) the issuance and sale by the Company from time to time of up to 49,776 common shares, without par value (the "Common Shares"), of the Company upon the exercise of options granted under the Plans which, as a result of the Merger, were converted from options to purchase common shares of Security to options to purchase Common Shares of the Company (the "Converted Options") as described in the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on the date hereof. The purpose of the Registration Statement is to register the 49,776 Common Shares issuable upon exercise of the Converted Options pursuant to the provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated by the SEC thereunder.

                  In connection with the preparation of this opinion, we have examined and are familiar with each of the following: (a) the Registration Statement; (b) the Plans; (c) the Company's Articles of Incorporation, as currently in effect; (d) the Company's Regulations, as currently in effect; (e) the Merger Agreement; and (f) certain proceedings of the directors and of the shareholders of the Company. We have also relied upon such representations of the


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Board of Directors
Park National Corporation
April 23, 2001
Page 2


Company and officers of the Company and such authorities of law as we have deemed relevant as a basis for this opinion.

                  In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that, with respect to documents executed by parties other than the Company, those parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that those documents were duly authorized by all requisite action, corporate or otherwise, of those parties, that those documents were duly executed and delivered by those parties and that those documents are the valid and binding agreements of those parties;
(c) that each of the Plans was duly authorized and approved by all requisite action, corporate or otherwise, of Security and that Security had the power, corporate or otherwise, to establish each of the Plans; and (d) that the Merger Agreement has been duly authorized, executed and delivered by Security and constitutes the valid and binding obligation of Security enforceable against Security in accordance with its terms. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and of Security.

                  We have relied solely upon the examinations and inquiries recited herein, and we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

                  Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the 49,776 Common Shares of the Company to be registered under the Registration Statement have been issued and delivered by the Company, upon the exercise of the Converted Options against payment of the purchase price therefor, in accordance with the terms of the Plans as modified as a result of the Merger pursuant to the terms of the Merger Agreement, said Common Shares will be validly issued, fully paid and non-assessable, assuming compliance with applicable federal and state securities laws.

                  We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio, including the applicable provisions of the Ohio Constitution and the reported judicial decisions interpreting those laws, and the United States of America.

                  This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares issuable upon exercise of the Converted


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Board of Directors
Park National Corporation
April 23, 2001
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Options and the filing of the Registration Statement and any amendments thereto.
This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

                  We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations promulgated by the SEC thereunder.

                                   Sincerely,


                                   /s/ VORYS, SATER, SEYMOUR AND PEASE LLP
                                   ----------------------------------------
                                   VORYS, SATER, SEYMOUR AND PEASE LLP